Exhibit 21

COGNOS INCORPORATED

JURISDICTION OF
SUBSIDIARIES	INCORPORATION

Cognos AB	Sweden
Cognos A/S	Denmark
Cognos Austria GmbH	Austria
Cognos (Barbados) Limited	Barbados
Cognos B.V.	The Netherlands
Cognos Corporation	Delaware
Cognos do Brasil Ltda.	Brazil
Cognos Europe Limited	United Kingdom
Cognos Far East Pte Limited	Singapore
Cognos France S.A.	France
Cognos GmbH	Germany
Cognos Hungary Operating Company LLC	Hungary
Cognos K.K.	Japan
Cognos Limited	United Kingdom
Cognos N.V./S.A.	Belgium
Cognos OY	Finland
Cognos Pty Limited	New South Wales
Cognos Software Limited	United Kingdom
Cognos South Africa (PTY) Limited	South Africa
Cognos S.p.A.	Italy
Cognos (Switzerland) Ltd.	Switzerland
Adaytum Asia Pacific Pty. Limited	Australia
Adaytum B.V.	The Netherlands
Adaytum Canada Inc.	Nova Scotia
Adaytum KPS Limited	United Kingdom
Adaytum Limited	United Kingdom
Adaytum SARL	France
APL2000 Inc.	Georgia
LEX2000 Inc.	Delaware
NoticeCast Software Ltd.	United Kingdom
Right Information Systems Limited	United Kingdom

All subsidiaries are wholly-owned owned by Cognos Incorporated, except (a) APL2000 Inc. which is wholly-owned by LEX2000 Inc., (b) Adaytum Inc., which is wholly-owed by Cognos Corporation, (c) all other Adaytum entities which are wholly-owed by Adaytum Inc., except (d) Cognos Software Ltd. which is wholly-owed by Cognos Europe Ltd. and (e) Adaytum SARL, which is wholly-owned by Cognos Software Ltd.

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